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                                                                                                    EXHIBIT 21

                              SUBSIDIARIES OF HANGER ORTHOPEDIC GROUP, INC.

Each of the subsidiaries in the following list is a wholly-owned subsidiary of Hanger Orthopedic Group, Inc., unless otherwise indicated below:

Name                                                                                           State/Country of
                                                                                                  Incorporation

Hanger Prosthetics & Orthotics, Inc.                                                                   Delaware
Southern Prosthetic Supply, Inc.                                                                        Georgia
DOBI-Symplex, Inc.                                                                                     Delaware
OPNET, Inc.                                                                                              Nevada
Hanger Europe, N.V.(1)                                                                                  Belgium
Hanger Services Corporation                                                                              Nevada
The following are wholly-owned subsidiaries of Hanger Prosthetics & Orthotics, Inc.
  Eugene Teufel & Son Orthotics & Prosthetics, Inc.                                                 Pennsylvania
  HPO, Inc.                                                                                             Delaware
  ABI Orthotic/Prosthetic Laboratories, Ltd. (2)                                                            Ohio
The following are wholly-owned subsidiaries of HPO, Inc.
  Advanced Orthopedic Technologies, Inc.                                                                  Nevada
  Hanger Prosthetics & Orthotics Holdings, Inc.                                                         Delaware

The following are wholly-owned subsidiaries of Hanger Prosthetics & Orthotics Holdings, Inc.
  Hanger Prosthetics & Orthotics West, Inc.                                                           California
  Hanger Prosthetics & Orthotics East, Inc.                                                             Delaware

The following is a wholly-owned subsidiary of Advanced Orthopedic
Technologies, Inc.
  Advanced Orthopedic Technologies (Clayton), Inc.                                                    New Jersey

The following are wholly-owned subsidiaries of Hanger Prosthetics & Orthotics West, Inc.
  AD Craig Company                                                                                    California
  Progressive Orthopedic                                                                              California

The following are wholly-owned subsidiaries of Hanger Prosthetics & Orthotics East, Inc.
  E.A. Warnick-Pomeroy Co., Inc.                                                                    Pennsylvania
  Frank J. Malone & Son, Inc.                                                                       Pennsylvania
  Meadowbrook Orthopedics, Inc.                                                                         Michigan
  Medical Arts O&P Services, Inc.                                                                      Wisconsin
  Orthotic & Prosthetic Rehabilitation Technologies, Inc.                                                Florida
  University Orthotic & Prosthetic Consultants, Ltd.                                                Pennsylvania

(1) Hanger Orthopedic Group, Inc. owns 60% of Hanger Europe, N.V., a Belgian limited liability company.

(2) Limited Liability Company

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